Exhibit 4.21
***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

AMENDMENT No. 1 to the
MASTER COLLABORATION AGREEMENT
between
Valneva Austria GmbH
and
Institute Butantan and
Fundação Butantan
Valneva Austria GmbH, CIN: [***], with its registered office at A-1030 Vienna, Campus Vienna Biocenter 3, Austria (hereinafter referred to as “VALNEVA”)
and
lnstituto Butantan, Reg. No. [***], with its HQ at Avenida Vital Brasil, No. 1500, Butanta, sao Paulo - SP, ZIP 05503-900, Brazil and Fundacao Butantan Reg. No. [***], with its HQ at Avenida Vital Brasil, No. 1500, Butanta, Sao Paulo - SP, ZIP 05503-900, Brazil (lnstituto Butantan and Fundacao Butantan hereinafter jointly referred to as “BUTANTAN”)
VALNEVA and BUTANTAN are hereinafter jointly referred to as the “Parties”, and individually as a “Party”.
RECITALS
WHEREAS, on 25th January 2021 the Parties have entered into a Master Collaboration Agreement (the “Agreement”) and related Project Agreements for the development, manufacturing and commercialization of VALNEVA’s single-shot chikungunya vaccine, VLA1553, in low and middle income countries. Under the collaboration, VALNEVA will transfer its Drug Product technology to BUTANTAN, who will develop, manufacture and commercialize the BUTANTAN PRODUCT in the BUTANTAN TERRITORY. In addition, BUTANTAN will provide certain clinical and Phase 4 observational studies that VALNEVA will use to meet regulatory requirements. The Agreement includes upfront and technology transfer milestones.
WHEREAS, the Parties wish to amend the Agreement with regard to the technology transfer milestone payments.
NOW THEREFORE, it is agreed, as follows:
1.The Parties agree that [***]. Hence the Parties agree that the wording of Section 6.2 (ii) of the Agreement shall be changed as follows:
“6.2    Milestone payments
(...)
[***]

(...)
2.Capitalized terms used in this Amendment No. 1 shall have the same meaning attributed to them in the Agreement
3.Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.
4.This Amendment No.1 shall be effective as of the date of the last signature below.
5.This Amendment No.1 shall be governed by the substantive laws of England and Wales, without reference to conflicts of laws principles.

SIGNATURE PAGE FOLLOWS
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives.
VALNEVA AUSTRIA GmbH    INSTITUTO BUTANTAN
[***]    [***]

    FUNDACAO BUTANTAN
    [***]

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